Exhibit 99.01

Press Release
www.shire.com

Shire’s quarterly revenues grow by 25% to $1 billion for the first time

July 28, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces results for the three months to June 30, 2011.

Financial Highlights	Q2 2011(1)
Product sales	$993 million	+30%
Total revenues	$1,063 million	+25%

Non GAAP operating income	$342 million	+26%
US GAAP operating income	$283 million	+26%

Non GAAP diluted earnings per ADS	$1.33	+29%
US GAAP diluted earnings per ADS	$1.08	+26%

Non GAAP cash generation	$440 million	+7%
Non GAAP free cash flow	$235 million	-1%
US GAAP net cash provided by operating activities	$284 million	0%

(1)         Percentages compare to equivalent period in 2010.

The Non GAAP financial measures included within this release are explained on page 25, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 20 - 24.

Angus Russell, Chief Executive Officer, commented:

“It’s been another strong quarter with Shire continuing to perform very well. Total revenues were up 25% and for the first time exceeded $1billion for the quarter and we have reported a 29% increase in Non GAAP diluted earnings per ADS.

Product sales increased by 30%. Our rare disease treatments are performing well around the world; the FDA Advisory Committee recommended approval and self administration of FIRAZYR for acute attacks of Hereditary Angioedema and we’re now preparing for a US launch, in anticipation of what we hope will be an FDA approval in August. We’re very pleased that the European Medicines Agency has approved the purification of REPLAGAL for Fabry disease at our new facility in Massachusetts, giving us increased manufacturing flexibility.

Sales of our ADHD products increased significantly in the US market, driven by increasing market share and further strong market growth. In our GI franchise, LIALDA performed well and we were pleased to receive US approval for maintenance of remission in patients with ulcerative colitis.

As well as growing our existing business, we’re continuing to invest in our portfolio for the future. In our pipeline we’re generating data for new indications and new markets, in addition to developing new proprietary technology platforms. During the quarter, we also completed our acquisition of Advanced BioHealing bringing us DERMAGRAFT, a US marketed product and the opportunity to build an important business in the promising field of regenerative medicine.

During the year we have seen market consensus for 2011 earnings increase. Our performance in the first six months of the year has further underpinned our confidence in meeting these increased expectations for 2011. We anticipate that this will be another very good year for Shire as we deliver strong sales and continue our investment for sustained future growth.”

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

FINANCIAL SUMMARY

Second Quarter 2011 Unaudited Results

	Q2 2011			Q2 2010
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	1,063	-	1,063	849	-	849
Operating income	283	59	342	224	46	270

Diluted earnings per ADS	$1.08	$0.25	$1.33	$0.86	$0.17	$1.03

•
Product sales were up 30% to $993 million (Q2 2010: $764 million) as strong growth continued through the second quarter, assisted in part by favorable foreign exchange. On a constant exchange rate (“CER”) basis, which is a Non GAAP measure, product sales were up 26%.

Product sales excluding ADDERALL XR® increased by $163 million (up 24%) compared to Q2 2010, particularly driven by VYVANSE® (up 26% to $186 million), LIALDA®/MEZAVANT® (up 43% to $99 million), REPLAGAL® (up 46% to $120 million) and VPRIV® (up 121% to $63 million).

Product sales in Q2 2011 benefited from an exceptionally strong quarterly performance from ADDERALL XR, up $67 million (or 83%), to $147 million, principally due to significantly lower sales rebates (as a percentage of sales) in Q2 2011 compared to Q2 2010, primarily driven by the mix of customer sales.

•
Non GAAP operating income was up 26% to $342 million (Q2 2010: $270 million). As expected Non GAAP operating expenses increased as we continue to invest in our targeted research and development (“R&D”) programs and incur higher selling, general and administrative (“SG&A”) expenditure to support our continued growth and planned product launches. On a US GAAP basis, operating income was up 26% to $283 million (Q2 2010: $224 million).

•
Non GAAP diluted earnings per American Depositary Share (“ADS”) were up 29% to $1.33 (Q2 2010: $1.03), due to the higher Non GAAP operating income and a lower quarterly Non GAAP effective tax rate of 23% (Q2 2010: 25%). On a US GAAP basis, diluted earnings per ADS were up 26% to $1.08 (Q2 2010: $0.86).

•
Cash generation, a Non GAAP measure, was up 7% to $440 million (Q2 2010: $411 million). Higher cash receipts from gross product sales were partially offset by significantly higher sales deduction payments in Q2 2011, due to higher rebate levels in 2011 and timing delays for rebate payments in 2010 following US Healthcare Reform, together with higher payments on operating expenditure.

Free cash flow, also a Non GAAP measure, was down 1% to $235 million (Q2 2010: $239 million) as higher cash generation was offset by higher capital expenditure and cash tax payments in Q2 2011 compared to Q2 2010.

On a US GAAP basis, net cash provided by operating activities was $284 million (Q2 2010: $284 million).

•
Non GAAP net debt at June 30, 2011 was $972 million (December 31, 2010: $531 million), an increase of $441 million, as the net cash provided by operating activities in H1 2011 and existing cash resources were used to fund the acquisition of Advanced BioHealing Inc. (“ABH”), other capital expenditure, the dividend payment and the purchase of shares by the Employee Share Ownership Trust (“ESOT”).

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2011 OUTLOOK

The strong first half performance has further underpinned our confidence in meeting increased market consensus for 2011 earnings. This includes absorbing the marginal dilution of the acquisition of ABH.

For the full year we expect to see strong product sales growth, and royalty and other revenues combined to be down 10% compared to 2010. Taken together, year on year growth of total revenues in the second half is expected to be marginally lower than the rate of 22% seen in the first half.

Gross margins are expected to be marginally diluted in the second half as a result of the inclusion of ABH, although gross margins for the full year should still be in line with those recorded in 2010.

As we have previously indicated, we have identified significant opportunities for future growth by advancing our pipeline and continuing the international expansion of our portfolio. Combined R&D and SG&A, which was set to increase by 13% is now expected to increase in the full year by around 20% year on year. This reflects the inclusion of ABH’s cost base (representing an increase in our 2011 full year cost guidance of 5%) and our view of the likely impact of foreign exchange movements on our R&D and SG&A plans in 2011.

We continue to expect our Non GAAP effective tax rate to be between 22 and 24%.

Overall, the operational leverage we expect to achieve for the full year will drive good earnings growth in 2011 and we reiterate our aspirational growth targets.

PLANNED PRODUCT LAUNCHES

Subject to obtaining the requisite regulatory/governmental approvals, planned product launches over the next 12 months include:

•	EQUASYM® for the treatment of ADHD in certain European countries;

•	RESOLOR® in certain European countries, for the symptomatic treatment of chronic constipation in women for whom laxatives fail to provide adequate relief;

•	DERMAGRAFT® for the treatment of Diabetic Foot Ulcers (“DFU”) in Canada;

•	VPRIV for the treatment of Type 1 Gaucher disease in certain European and Latin American countries; and

•	FIRAZYR® for the symptomatic treatment of acute attacks of hereditary angioedema (“HAE”) in the US and certain European and Latin American countries.

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SECOND QUARTER 2011 AND RECENT PRODUCT AND PIPELINE DEVELOPMENTS

Products

FIRAZYR – for the treatment of HAE

•
On June 23, 2011 Shire announced that the Pulmonary-Allergy Drugs Advisory Committee to the U.S. Food and Drug Administration (“FDA”) recommended, by a vote of twelve to one, that the efficacy and safety data for FIRAZYR provides substantial evidence to support approval of FIRAZYR for the treatment of acute attacks of HAE in patients 18 years and older. In addition, by a vote of eleven to one, with one abstention, the Committee recommended self-administration of the drug by patients. Shire has been assigned an action date of August 25, 2011 under the Prescription Drug User Fee Act.

REPLAGAL – for the treatment of Fabry disease

•
On June 24, 2011 Shire announced that the European Medicines Agency has approved the purification of REPLAGAL drug substance at its new manufacturing facility in Lexington, MA. REPLAGAL is the first product that will be made available to patients from the new facility. With this approval, Shire now has two approved facilities for the production of Human Genetic Therapies (“HGT”) products – Alewife, which is located in Cambridge, MA, and the new Lexington facility. This provides increased manufacturing flexibility for REPLAGAL.

VPRIV – for the treatment of Type 1 Gaucher disease

•
Shire’s continuing priority is to ensure long-term, uninterrupted treatment for patients with Type I Gaucher disease with VPRIV at the approved dose and frequency prescribed by their physician. Shire continues to meet all requested demand for VPRIV globally and continues to supply the product to new patients - either naïve to therapy or those switching from different therapies. Shire can continue to meet all anticipated demand for VPRIV globally. We are working to obtain approval of the new manufacturing facility in Lexington for VPRIV which will provide substantial additional manufacturing capacity. Process validation runs are currently ongoing.

INTUNIV® – for the treatment of ADHD

•
On April 4, 2011, following approval by the FDA on February 28, 2011, Shire launched once-daily INTUNIV extended-release tablets as adjunctive therapy to stimulants for the treatment of ADHD in children and adolescents aged 6 to 17 as part of a total treatment program.

MEZAVANT – for the treatment of ulcerative colitis

•
On June 7, 2011 following approval by Health Canada on February 10, 2011 Shire announced the launch of MEZAVANT for the new expanded indication to include maintenance of clinical and endoscopic remission (mucosal healing) in patients with ulcerative colitis. MEZAVANT is the first and only once-daily treatment indicated in Canada for this expanded indication, which was approved following MEZAVANT's demonstrated efficacy and long-term safety profile during maintenance clinical trials of up to 12 months.

LIALDA – for the treatment of ulcerative colitis

•
On July 14, 2011 the FDA approved LIALDA for the maintenance of remission in patients with ulcerative colitis. This approval is based on results from a six-month study demonstrating the safety and effectiveness of LIALDA in maintaining endoscopic remission in adult patients. This approval follows the previous indication of LIALDA approved by the FDA in 2007 for the induction of remission in patients with active, mild to moderate ulcerative colitis.

DERMAGRAFT – for the treatment of DFU

•	On March 21, 2011, prior to acquisition by Shire, ABH filed a Class IV Medical Device Application to Health Canada to seek approval for DERMAGRAFT for the treatment of DFU.

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Pipeline

DERMAGRAFT – for the treatment of Venous Leg Ulcers (“VLU”)

•	A pivotal Phase 3 clinical trial to assess the efficacy and safety of DERMAGRAFT in treating VLU is ongoing.

Guanfacine Carrier Wave, for the treatment of various Central Nervous System (“CNS”) disorders

•
An improved lead candidate has been selected for development and a Phase 1 program has been initiated to determine safety and tolerability of this compound. The ongoing Phase 1 program will be supportive of potentially three different CNS-related indications: ADHD, hyperactivity in Autism Spectrum Disorder and Paediatric Anxiety.

OTHER SECOND QUARTER DEVELOPMENTS

Acquisition of ABH

•
On June 28, 2011 Shire announced that it had completed the acquisition of ABH for a cash purchase price of $739 million. A strong strategic fit for Shire, the ABH business becomes part of Shire’s Specialty Pharmaceuticals (“SP”) business. This acquisition combines ABH’s experience and commercial capability in regenerative medicine with Shire’s strengths and expertise in human cell biological manufacturing. It also creates a new strategic platform based on tissue regeneration using cell-based therapies and adds DERMAGRAFT, a leading US marketed product for DFU, to Shire’s portfolio. There are also further growth prospects for DERMAGRAFT through a potential expanded indication for VLU.

Legal Proceedings

VYVANSE – for the treatment of ADHD

•
In May and June 2011, Shire was notified that six separate Abbreviated New Drug Applications (“ANDAs”) were submitted under the Hatch-Waxman Act seeking permission to market generic versions of all approved strengths of VYVANSE. The notices were from Sandoz, Inc.; Amneal Pharmaceuticals LLC; Watson Laboratories, Inc.; Roxane Laboratories, Inc.; Mylan Pharmaceuticals, Inc.; and Actavis Elizabeth LLC and Actavis Inc. Within the requisite 45 day period, Shire filed lawsuits for infringement of certain of Shire’s VYVANSE patents against all the ANDA filers. The filing of the lawsuits triggered a stay of approval of all six ANDAs for up to 30 months.

BOARD CHANGES

On July 27, 2011, Shire announced that Susan Kilsby will join the Shire Board of Directors from September 1, 2011.  On joining the Board Susan will become a member of the Company’s Audit, Compliance and Risk Committee. Susan has a distinguished global career in investment banking, most recently with Credit Suisse, where she was Chairman of the EMEA Mergers & Acquisitions team.

In addition, current Board Directors Bill Burns and David Stout will join the Nomination Committee and Remuneration Committee respectively with immediate effect.

DIVIDEND

In respect of the six months ended June 30, 2011, the Board resolved to pay an interim dividend of 2.48 US cents per Ordinary Share (2010: 2.25 US cents per Ordinary share).

Dividend payments will be made in Pounds Sterling to ordinary shareholders and in US Dollars to holders of ADSs. A dividend of 1.52 pence per ordinary share (an increase of 8% compared to 2010: 1.41 pence) and 7.44 US cents per ADSs (an increase of 10% compared to 2010: 6.75 US cents) will be paid on October 6, 2011 to persons whose names appear on the register of members of Shire at the close of business on September 9, 2011.

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ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894 157

Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280
	Jessica Cotrone (jcotrone@shire.com)	+1 781 482 9538

Dial in details for the live conference call for investors 14:00 BST/9:00 EDT on July 28, 2011:

UK dial in:	0800 077 8492 or 0844 335 0351
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 208 974 7900
Password/Conf ID:	818608
Live Webcast:	http://www.shire.com/shireplc/en/investors

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OVERVIEW OF SECOND QUARTER 2011 FINANCIAL RESULTS

1.           Product sales

For the three months to June 30, 2011 product sales increased by 30% to $993.3 million (Q2 2010: $764.3 million) and represented 93% of total revenues (Q2 2010: 90%).

Product Highlights

		Year on year growth				US Exit Market Share(1)
Product	Sales $M	Sales		CER	US Rx(1)

VYVANSE	185.9	+26%	1	+25%	+21%	15%
ADDERALL XR	146.9	+83%	1	+82%	+16%	8%
ELAPRASE®	127.8	+28%	1	+20%	n/a(2)	n/a(2)
REPLAGAL	119.9	+46%	1	+32%	n/a(3)	n/a(3)
LIALDA / MEZAVANT	99.2	+43%	1	+41%	+8%	20%
PENTASA®	65.8	+9%		+9%	-3%	15%
VPRIV	63.3	+121%	1	+110%	n/a(2)	n/a(2)
INTUNIV	59.6	+16%	1	+16%	+88%	4%
FOSRENOL®	45.3	+0%	1	-5%	-13%	6%
FIRAZYR	5.6	+115%	1	+89%	n/a(3)	n/a(3)
DERMAGRAFT	2.0	n/a	1	n/a	n/a	n/a
RESOLOR	1.6	n/a	1	n/a	n/a(3)	n/a(3)
OTHER	70.4	-27%	1	-32%	n/a	n/a
Total product sales	993.3	+30%	1	+26%

(1)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average monthly US market share in the month ended June 30, 2011.
(2)	IMS NPA Data not available.
(3)	Not sold in the US in Q2 2011.

VYVANSE – ADHD

The growth in VYVANSE product sales resulted from higher prescription demand, due to growth in the US ADHD market and increases to VYVANSE’s share of that market, in addition to the effect of price increases taken since Q2 2010. These positive factors were partially offset by higher sales deductions in Q2 2011 compared to Q2 2010, primarily due to a change in the estimate of VYVANSE inventory in the US retail pipeline, which increased sales rebates in the quarter.

ADDERALL XR – ADHD

Product sales grew at a faster rate than US prescription demand due to the effect of significantly lower sales deductions as a percentage of branded gross sales together with the effect of a price increase taken since Q2 2010. Sales deductions were at 59% in Q2 2011 compared to 74% in Q2 2010, which was notably above the average sales deduction levels experienced in other quarters in 2010.

Sales deductions as a percentage of gross product sales decreased in Q2 2011 primarily due to the mix of customer sales affecting the rebate calculation. We expect ADDERALL XR’s sales deductions to be closer to the 65-70% range for the remainder of the year.

ELAPRASE – Hunter syndrome

The growth in sales of ELAPRASE was driven by increased volumes across all regions in which ELAPRASE is sold and the timing of large orders from certain markets which order less frequently falling in Q2 2011 rather than Q1 2011. Reported ELAPRASE sales also benefited from favorable foreign exchange, due to the weaker US dollar in Q2 2011 compared to Q2 2010.

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REPLAGAL – Fabry disease

The growth in REPLAGAL product sales was driven by the treatment of new patients, being both naïve patients and switches from the competing enzyme replacement therapy product. Reported REPLAGAL sales also benefited from favourable foreign exchange, due to the weaker US dollar in Q2 2011 compared to Q2 2010.

LIALDA/MEZAVANT – Ulcerative colitis

LIALDA/MEZAVANT product sales continued to grow in Q2 2011, driven primarily by increased US prescription demand due to higher US market share, the effect of price increases taken since Q2 2010 and stocking in Q2 2011 compared to destocking in Q2 2010.

VPRIV – Gaucher disease

VPRIV has seen significant growth since its approval in the US in Q1 2010 and in Europe in Q3 2010. Growth in patients being treated with VPRIV continues and we are progressing with our launch plans in countries across Europe. Reported VPRIV sales also benefited from favourable foreign exchange, due to the weaker US dollar in Q2 2011 compared to Q2 2010.

INTUNIV – ADHD

INTUNIV prescription demand continues to grow strongly, up 88% compared to Q2 2010. The growth in product sales was less than US prescription demand due to higher sales deductions in Q2 2011 compared to Q2 2010, and the inclusion in Q2 2010 product sales of previously deferred revenues relating to launch stocking shipments made in 2009.

FOSRENOL – Hyperphosphatemia

Product sales of FOSRENOL were flat as the effect of price increases taken since Q2 2010 and positive foreign exchange offset lower US prescription demand due to a fall in market share. On a CER basis sales were down quarter on quarter by 5%.

2.	Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER

ADDERALL XR	1.00	26.9	-2%	-2%
FOSRENOL	1.00	12.4	107%	107%
3TC® and Zeffix®	1.00	11.3	-70%	-70%
Other	1.00	12.8	15%	5%
Total	1.00	63.4	-23%	-25%

Royalty income decreased in Q2 2011 compared to Q2 2010 as higher royalties on FOSRENOL were more than offset by lower royalties from 3TC and Zeffix.

Royalty income from 3TC and Zeffix continues to be adversely impacted by increased competition from other products. Additionally, for certain territories in the second quarter of 2011 Shire did not recognise 3TC royalties for the current quarter, and reversed 3TC royalty income recognised in the prior two quarters, due to a difference of opinion between GlaxoSmithKline (“GSK”) and Shire about how the relevant royalty rate should be applied given the expiry dates of certain patents. GSK and Shire are holding discussions in order to clarify this discrepancy.

FOSRENOL royalties increased in Q2 2011 due to higher demand for the product by Shire’s Japanese partner given supply issues of a competitor resulting from the Japanese earthquakes earlier in 2011.

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3.	Financial details

Cost of product sales

	Q2 2011 $M	% of product sales	Q2 2010 $M	% of product sales
Cost of product sales (US GAAP)	143.7	14%	119.1	16%
Transfer of manufacturing from Owings Mills	(2.8)		(7.4)
Depreciation	(8.3)		(3.8)
Cost of product sales (Non GAAP)	132.6	13%	107.9	14%

Cost of product sales as a percentage of product sales decreased in Q2 2011 compared to the same period in 2010, due to product sales growth from higher margin products and improved margins from Shire’s ADHD products.

R&D

	Q2 2011 $M	% of product sales	Q2 2010 $M	% of product sales
R&D (US GAAP)	176.9	18%	147.0	19%
Depreciation	(6.1)		(3.5)
R&D (Non GAAP)	170.8	17%	143.5	19%

Non GAAP R&D costs increased by $27.3 million, or 19%, due to continued increased investment in a number of targeted R&D programs, including Sanfilippo A and other early stage development programs, continued investment in new uses for VYVANSE and the inclusion of a full quarter’s spend on RESOLOR which was not incurred in Q2 2010. Non GAAP R&D costs in Q2 2011 were also impacted by adverse foreign exchange compared to 2010 of approximately $7 million. On a CER basis Non GAAP R&D costs increased by approximately 15%.

On a US GAAP basis, R&D costs in Q2 2011 increased by $29.9 million, or 20% compared to Q2 2010.

SG&A

	Q2 2011 $M	% of product sales	Q2 2010 $M	% of product sales
SG&A (US GAAP)	440.3	44%	354.4	46%
Intangible asset amortization	(36.7)		(33.8)
Depreciation	(15.1)		(16.6)
SG&A (Non GAAP)	388.5	39%	304.0	40%

Non GAAP SG&A increased by $84.5 million, or 28%, as we support our continued growth and planned product launches. Additionally, Non GAAP SG&A increased in Q2 2011 due to the inclusion of costs for Movetis and our international commercial hub in Switzerland which were not incurred in Q2 2010. Non GAAP SG&A costs in Q2 2011 were also impacted by adverse foreign exchange compared to 2010 of approximately $20 million. On a CER basis Non GAAP SG&A increased by approximately 21%.

On a US GAAP basis, SG&A costs in Q2 2011 increased by $85.9 million, or 24%, compared to Q2 2010.

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Reorganization costs

For the three months to June 30, 2011 Shire recorded reorganization costs of $7.5 million (Q2 2010: $8.6 million) relating to the transfer of manufacturing from its Owings Mills facility and the establishment of an international commercial hub in Switzerland.

Integration and acquisition costs

For the three months to June 30, 2011 Shire recorded integration and acquisition costs of $9.0 million (Q2 2010: $nil), relating to the acquisition and integration of ABH ($6.9 million) and the integration of Movetis ($2.1 million).

Interest expense

For the three months to June 30, 2011 the Company incurred interest expense of $9.9 million (Q2 2010: $8.3 million). Interest expense principally relates to the coupon and amortization of issue costs on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Taxation

The effective rate of tax for the three months to June 30, 2011 was 25% (Q2 2010: 25%), and the effective rate of tax on Non GAAP income was 23% (Q2 2010: 25%).

The Non GAAP effective tax rate in Q2 2011 is lower than Q2 2010 due to favourable changes in profit mix, an increase in US tax incentives (notably the domestic production deduction), and the effect of changes to the estimated effective US State tax rate on existing US deferred tax assets following the acquisition of ABH in the quarter.

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FINANCIAL INFORMATION

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Unaudited US GAAP financial position as of June 30, 2011
Consolidated Balance Sheets
	June 30,	December 31,
	2011	2010
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	144.6	550.6
Restricted cash	21.9	26.8
Accounts receivable, net	797.2	692.5
Inventories	336.3	260.0
Deferred tax asset	166.9	182.0
Prepaid expenses and other current assets	198.6	168.4

Total current assets	1,665.5	1,880.3

Non-current assets:
Investments	125.7	101.6
Property, plant and equipment, net	905.8	853.4
Goodwill	612.9	402.5
Other intangible assets, net	2,679.4	1,978.9
Deferred tax asset	128.3	110.4
Other non-current assets	48.0	60.5

Total assets	6,165.6	5,387.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,317.5	1,239.3
Convertible bonds	1,100.0	-
Deferred tax liability	4.4	4.4
Other current liabilities	75.5	49.6

Total current liabilities	2,497.4	1,293.3

Non-current liabilities:
Convertible bonds	-	1,100.0
Deferred tax liability	579.0	352.1
Other non-current liabilities	173.6	190.8

Total liabilities	3,250.0	2,936.2

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 562.3 million shares issued and outstanding (2010: 1,000 million shares authorized; and 562.2 million shares issued and outstanding)	55.7	55.7
Additional paid-in capital	2,799.6	2,746.4
Treasury stock: 11.5 million shares (2010: 14.0 million)	(253.4)	(276.1)
Accumulated other comprehensive income	204.3	85.7
Retained earnings / (accumulated deficit)	109.4	(160.3)

Total equity	2,915.6	2,451.4

Total liabilities and equity	6,165.6	5,387.6

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Unaudited US GAAP results for the three months and six months to June 30, 2011
Consolidated Statements of Income

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	$M	$M	$M	$M
Revenues:
Product sales	993.3	764.3	1,882.6	1,482.4
Royalties	63.4	82.7	137.0	178.0
Other revenues	6.2	2.4	15.5	5.1
Total revenues	1,062.9	849.4	2,035.1	1,665.5

Costs and expenses:
Cost of product sales(1)	143.7	119.1	268.2	221.0
Research and development	176.9	147.0	354.8	278.0
Selling, general and administrative(1)	440.3	354.4	843.2	714.3
Loss/(gain) on sale of product rights	2.2	(4.1)	3.5	(4.1)
Reorganization costs	7.5	8.6	13.0	13.6
Integration and acquisition costs	9.0	-	2.6	0.6
Total operating expenses	779.6	625.0	1,485.3	1,223.4

Operating income	283.3	224.4	549.8	442.1

Interest income	0.6	0.5	1.2	0.8
Interest expense	(9.9)	(8.3)	(19.1)	(17.3)
Other (expense)/income, net	-	(2.6)	0.3	8.2
Total other expense, net	(9.3)	(10.4)	(17.6)	(8.3)

Income before income taxes and equity in earnings of equity method investees	274.0	214.0	532.2	433.8
Income taxes	(69.7)	(54.5)	(117.8)	(108.1)
Equity in earnings of equity method investees, net of taxes	1.2	1.0	2.4	0.5
Net income	205.5	160.5	416.8	326.2

(1) Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.4 million for the three months to June 30, 2011 (2010: $0.4 million) and $0.9 million for the six months to June 30, 2011 (2010: $0.9 million). SG&A costs include amortization of intangible assets relating to intellectual property rights acquired of $36.7 million for the three months to June 30, 2011 (2010: $33.8 million) and $72.7 million for the six months to June 30, 2011 (2010: $68.4 million).

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Unaudited US GAAP results for the three months and six months to June 30, 2011
Consolidated Statements of Income (continued)

	3 months to		3 months to		6 months to		6 months to
	June 30,		June 30,		June 30,		June 30,
	2011		2010		2011		2010
Earnings per ordinary share – basic	37.2	c	29.4	c	75.7	c	59.8	c

Earnings per ADS – basic	111.6	c	88.2	c	227.1	c	179.4	c

Earnings per ordinary share – diluted	35.9	c	28.6	c	72.9	c	58.2	c

Earnings per ADS – diluted	107.7	c	85.8	c	218.7	c	174.6	c

Weighted average number of shares:
	Millions		Millions		Millions		Millions

Basic	552.3		546.6		551.1		545.7
Diluted	595.1		590.0		594.8		589.1

14

Unaudited US GAAP results for the three months and six months to June 30, 2011
Consolidated Statements of Cash Flows

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	205.5	160.5	416.8	326.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68.8	64.9	132.3	129.1
Share based compensation	19.2	12.6	34.9	26.7
Gain on sale of non-current investments	-	-	-	(11.1)
Loss/(gain) on sale of product rights	2.2	(4.1)	3.5	(4.1)
Other	1.1	5.7	(5.7)	11.0
Movement in deferred taxes	(24.5)	6.5	17.7	58.8
Equity in earnings of equity method investees	(1.2)	(1.0)	(2.4)	(0.5)
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	18.6	(33.1)	(56.2)	(43.9)
Increase in sales deduction accrual	34.9	89.3	66.1	154.3
Increase in inventory	(17.9)	(25.8)	(30.6)	(50.1)
Increase in prepayments and other assets	(18.8)	(64.5)	(13.8)	(83.3)
(Decrease)/increase in accounts payable and other liabilities	(4.3)	72.8	(77.1)	(43.2)
Net cash provided by operating activities(A)	283.6	283.8	485.5	469.9

15

Unaudited US GAAP results for the three months and six months to June 30, 2011
Consolidated Statements of Cash Flows (continued)

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	$M	$M	$M	$M

CASH FLOWS FROM INVESTING ACTIVITIES:
Movements in restricted cash	8.9	(0.3)	4.8	6.0
Purchases of subsidiary undertakings, net of cash acquired	(719.7)	-	(719.7)	-
Purchases of non-current investments	(2.0)	-	(4.5)	-
Purchases of property, plant and equipment ("PP&E")	(48.5)	(164.6)	(95.0)	(208.1)
Purchases of intangible assets	-	(2.7)	-	(2.7)
Proceeds from disposal of non-current investments, PP&E and product rights	6.8	-	6.9	2.1
Returns of equity investments and proceeds from short term investments	0.5	-	1.6	-
Net cash used in investing activities(B)	(754.0)	(167.6)	(805.9)	(202.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from drawing of revolving credit facility	30.0	-	30.0	-
Repayment of debt acquired with ABH	(13.1)	-	(13.1)	-
Payment under building finance obligation	(0.2)	(0.7)	(0.4)	(1.3)
Extinguishment of building finance obligation	-	(43.1)	-	(43.1)
Tax benefit of stock based compensation	9.8	(0.4)	18.8	4.4
Proceeds from exercise of options	0.6	0.4	0.8	1.8
Payment of dividend	(60.5)	(49.8)	(60.5)	(49.8)
Payments to acquire shares by ESOT	(63.9)	(1.7)	(63.9)	(1.7)
Net cash used in financing activities(C)	(97.3)	(95.3)	(88.3)	(89.7)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	0.3	4.1	2.7	6.1
Net (decrease)/increase in cash and cash equivalents(A) +(B) +(C) +(D)	(567.4)	25.0	(406.0)	183.6
Cash and cash equivalents at beginning of period	712.0	657.5	550.6	498.9
Cash and cash equivalents at end of period	144.6	682.5	144.6	682.5

16

Unaudited US GAAP results for the three months and six months to June 30, 2011
Selected Notes to the Financial Statements

 (1) Earnings per share

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	$M	$M	$M	$M

Numerator for basic EPS	205.5	160.5	416.8	326.2
Interest on convertible bonds, net of tax	8.4	8.4	16.8	16.8

Numerator for diluted EPS	213.9	168.9	433.6	343.0

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(1)	552.3	546.6	551.1	545.7
Effect of dilutive shares:
Stock options(2)	9.3	10.2	10.3	10.2
Convertible bonds 2.75% due 2014(3)	33.5	33.2	33.4	33.2

Diluted	595.1	590.0	594.8	589.1

(1) Excludes shares purchased by ESOT and presented by Shire as treasury stock.
(2) Calculated using the treasury stock method.
(3) Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	6 months to	6 months to
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	Millions	Millions	Millions	Millions
Share awards(1)	2.9	8.1	3.8	8.1

(1) Certain stock options have been excluded from the calculation of diluted EPS because (a) their exercise prices exceeded Shire plc’s average share price during the calculation period or (b) satisfaction of the required performance/market conditions cannot be measured until the conclusion of the performance period.

17

Unaudited US GAAP results for the three months to June 30, 2011
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to June 30,	2011	2010	2011	2011
			%	% of total
	$M	$M	change	revenue
Net product sales:
SP
ADHD
VYVANSE	185.9	148.0	26%	17%
ADDERALL XR	146.9	80.4	83%	14%
INTUNIV	59.6	51.2	16%	6%
EQUASYM	5.9	8.2	-28%	<1%
DAYTRANA	-	16.3	n/a	n/a
	398.3	304.1	31%	37%
GI
LIALDA/MEZAVANT	99.2	69.6	43%	9%
PENTASA	65.8	60.6	9%	6%
RESOLOR	1.6	-	n/a	<1%
	166.6	130.2	28%	16%
Regenerative Medicine
DERMAGRAFT	2.0	-	n/a	<1%
	2.0	-	n/a	<1%
General products
FOSRENOL	45.3	45.1	-	4%
XAGRID®	23.2	21.6	7%	2%
CARBATROL®	16.7	23.0	-27%	2%
	85.2	89.7	-5%	8%

Other product sales	24.6	27.3	-10%	2%
Total SP product sales	676.7	551.3	23%	64%

HGT
ELAPRASE	127.8	99.8	28%	12%
REPLAGAL	119.9	81.9	46%	11%
VPRIV	63.3	28.7	121%	6%
FIRAZYR	5.6	2.6	115%	<1%
Total HGT product sales	316.6	213.0	49%	29%

Total product sales	993.3	764.3	30%	93%

Royalties:
ADDERALL XR	26.9	27.5	-2%	3%
FOSRENOL	12.4	6.0	107%	1%
3TC and ZEFFIX	11.3	38.1	-70%	1%
Other	12.8	11.1	15%	1%
Total royalties	63.4	82.7	-23%	6%

Other revenues	6.2	2.4	158%	1%

Total Revenues	1,062.9	849.4	25%	100%

18

Unaudited US GAAP results for the six months to June 30, 2011
Selected Notes to the Financial Statements

(2)  Analysis of revenues

6 months to June 30,	2011	2010	2011	2011
			%	% of total
	$M	$M	change	revenue
Net product sales:
SP
ADHD
VYVANSE	388.2	302.4	28%	19%
ADDERALL XR	258.1	172.2	50%	13%
INTUNIV	101.5	85.7	18%	5%
EQUASYM	10.5	10.6	-1%	<1%
DAYTRANA	-	34.7	n/a	n/a
	758.3	605.6	25%	37%
GI
LIALDA/MEZAVANT	186.3	133.2	40%	9%
PENTASA	130.3	118.8	10%	6%
RESOLOR	2.5	-	n/a	<1%
	319.1	252.0	27%	16%
Regenerative Medicine
DERMAGRAFT	2.0	-	n/a	<1%
	2.0	-	n/a	<1%
General products
FOSRENOL	86.5	92.1	-6%	4%
XAGRID	45.9	45.0	2%	2%
CARBATROL	33.3	43.1	-23%	2%
	165.7	180.2	-8%	8%

Other product sales	47.7	54.8	-13%	2%
Total SP product sales	1,292.8	1,092.6	18%	64%

HGT
ELAPRASE	231.3	200.6	15%	11%
REPLAGAL	225.3	149.9	50%	11%
VPRIV	122.3	34.5	254%	6%
FIRAZYR	10.9	4.8	127%	<1%
Total HGT product sales	589.8	389.8	51%	29%

Total product sales	1,882.6	1,482.4	27%	93%

Royalties:
3TC and ZEFFIX	46.8	74.7	-37%	2%
ADDERALL XR	43.7	68.3	-36%	2%
FOSRENOL	20.5	11.1	85%	1%
Other	26.0	23.9	9%	1%
Total royalties	137.0	178.0	-23%	6%

Other revenues	15.5	5.1	204%	1%

Total Revenues	2,035.1	1,665.5	22%	100%

19

Unaudited results for the three months to June 30, 2011
Non GAAP reconciliation

	US GAAP		Adjustments							Non GAAP
3 months to,	June 30, 2011		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations		Reclassify depreciation	June 30, 2011

			(a)		(b)		(c)		(d)
	$M		$M		$M		$M		$M	$M
Total revenues	1,062.9		-		-		-		-	1,062.9

Costs and expenses:
Cost of product sales	143.7		-		-		(2.8)		(8.3)	132.6
Research and development	176.9		-		-		-		(6.1)	170.8
Selling, general and administrative	440.3		(36.7)		-		-		(15.1)	388.5
Loss on sale of product rights	2.2		-		-		(2.2)		-	-
Reorganization costs	7.5		-		-		(7.5)		-	-
Integration and acquisition costs	9.0		-		(9.0)		-		-	-
Depreciation	-		-		-		-		29.5	29.5
Total operating expenses	779.6		(36.7)		(9.0)		(12.5)		-	721.4

Operating income	283.3		36.7		9.0		12.5		-	341.5

Interest income	0.6		-		-		-		-	0.6
Interest expense	(9.9)		-		-		-		-	(9.9)
Total other expense, net	(9.3)		-		-		-		-	(9.3)
Income before income taxes and equity in earnings of equity method investees	274.0		36.7		9.0		12.5		-	332.2
Income taxes	(69.7)		(3.9)		(1.1)		(2.4)			(77.1)
Equity in earnings of equity method investees, net of tax	1.2		-		-		-		-	1.2
Net income	205.5		32.8		7.9		10.1		-	256.3
Impact of convertible debt, net of tax	8.4		-		-		-		-	8.4
Numerator for diluted EPS	213.9		32.8		7.9		10.1		-	264.7
Weighted average number of shares (millions) – diluted	595.1		-		-		-		-	595.1
Diluted earnings per ADS	107.7	c	16.5	c	4.1	c	5.1	c		133.4	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($36.7 million), and tax effect of adjustments;
(b)	Acquisition and integration activities: Costs associated with the acquisition and integration of ABH ($6.9 million) and integration of Movetis ($2.1 million), and tax effect of adjustments;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($2.2 million) and dual running costs ($0.6 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($2.2 million), reorganization costs ($7.5 million) on the transfer of manufacturing from Owings Mills to a third party and establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $29.5 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

20

Unaudited results for the three months to June 30, 2010
Non GAAP reconciliation

	US GAAP		Adjustments					Non GAAP
3 months to,	June 30, 2010		Amortization & asset impairments		Divestments, reorganizations & discontinued operations		Reclassify depreciation	June 30, 2010

			(a)		(b)		(c)
	$M		$M		$M		$M	$M
Total revenues	849.4		-		-		-	849.4

Costs and expenses:
Cost of product sales	119.1		-		(7.4)		(3.8)	107.9
Research and development	147.0		-		-		(3.5)	143.5
Selling, general and administrative	354.4		(33.8)		-		(16.6)	304.0
Gain on sale of product rights	(4.1)		-		4.1		-	-
Reorganization costs	8.6		-		(8.6)		-	-
Depreciation	-		-		-		23.9	23.9
Total operating expenses	625.0		(33.8)		(11.9)		-	579.3

Operating income	224.4		33.8		11.9		-	270.1

Interest income	0.5		-		-		-	0.5
Interest expense	(8.3)		-		-		-	(8.3)
Other expense, net	(2.6)		-		-		-	(2.6)
Total other expense, net	(10.4)		-		-		-	(10.4)
Income before income taxes and equity in earnings of equity method investees	214.0		33.8		11.9		-	259.7
Income taxes	(54.5)		(9.6)		(1.9)		-	(66.0)
Equity in earnings of equity method investees, net of tax	1.0		-		-		-	1.0
Net income	160.5		24.2		10.0		-	194.7
Impact of convertible debt, net of tax	8.4		-		-		-	8.4
Numerator for diluted EPS	168.9		24.2		10.0		-	203.1
Weighted average number of shares (millions) – diluted	590.0		-		-		-	590.0
Diluted earnings per ADS	85.8	c	12.3	c	5.1	c	-	103.2	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($33.8 million), and tax effect of adjustment;
(b)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($6.0 million), dual running costs ($1.4 million) on the transfer of manufacturing from Owings Mills, gain on sale of products rights relating to the disposal of non core products to Laboratorios Almirall S.A. ($4.1 million) and reorganization costs ($8.6 million) on the transfer of manufacturing from Owings Mills and establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(c)	Depreciation: Depreciation of $23.9 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the six months to June 30, 2011
Non GAAP reconciliation

	US GAAP		Adjustments						Non GAAP
6 months to,	June 30, 2011		Amortization & asset impairments		Acquisitions & integration activities	Divestments, reorganizations & discontinued operations		Reclassify depreciation	June 30, 2011

			(a)		(b)	(c)		(d)
	$M		$M		$M	$M		$M	$M
Total revenues	2,035.1		-		-	-		-	2,035.1
Costs and expenses:
Cost of product sales	268.2		-		-	(5.6)		(13.8)	248.8
Research and development	354.8		-		-	-		(10.8)	344.0
Selling, general and administrative	843.2		(72.7)		-	-		(29.7)	740.8
Loss on sale of product rights	3.5		-		-	(3.5)		-	-
Reorganization costs	13.0		-		-	(13.0)		-	-
Integration & acquisition costs	2.6		-		(2.6)	-		-	-
Depreciation	-		-		-	-		54.3	54.3
Total operating expenses	1,485.3		(72.7)		(2.6)	(22.1)		-	1,387.9

Operating income	549.8		72.7		2.6	22.1		-	647.2

Interest income	1.2		-		-	-		-	1.2
Interest expense	(19.1)		-		-	-		-	(19.1)
Other income, net	0.3		2.4		-	-		-	2.7
Total other expense, net	(17.6)		2.4		-	-		-	(15.2)
Income before income taxes and equity in earnings of equity method investees	532.2		75.1		2.6	22.1		-	632.0
Income taxes	(117.8)		(15.8)		(4.9)	(4.4)			(142.9)
Equity in earnings of equity method investees, net of tax	2.4		-		-	-		-	2.4
Net income	416.8		59.3		(2.3)	17.7		-	491.5
Impact of convertible debt, net of tax	16.8		-		-	-		-	16.8
Numerator for diluted EPS	433.6		59.3		(2.3)	17.7		-	508.3
Weighted average number of shares (millions) – diluted	594.8		-		-	-		-	594.8
Diluted earnings per ADS	218.7	c	29.9	c	(1.1c )	8.9	c	-	256.4	c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($72.7 million), impairment of available for sale securities ($2.4 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Costs associated with acquisition and integration of ABH ($6.9 million) and integration of Movetis ($3.9 million), adjustment to contingent consideration payable for EQUASYM ($8.2 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($4.4 million) and dual running costs ($1.2 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($3.5 million), reorganization costs ($13.0 million) on the transfer of manufacturing from Owings Mills to a third party and the establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $54.3 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Unaudited results for the six months to June 30, 2010
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
6 months to,	June 30, 2010	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	June 30, 2010

(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	1,665.5	-	-	-	-	1,665.5
Costs and expenses:
Cost of product sales	221.0	-	-	(14.7)	(6.3)	200.0
Research and development	278.0	-	-	-	(7.2)	270.8
Selling, general and administrative	714.3	(68.4)	-	-	(32.9)	613.0
Gain on sale of product rights	(4.1)	-	-	4.1	-	-
Reorganization costs	13.6	-	-	(13.6)	-	-
Integration and acquisition costs	0.6	-	(0.6)	-	-	-
Depreciation	-	-	-	-	46.4	46.4
Total operating expenses	1,223.4	(68.4)	(0.6)	(24.2)	-	1,130.2

Operating income	442.1	68.4	0.6	24.2	-	535.3

Interest income	0.8	-	-	-	-	0.8
Interest expense	(17.3)	-	-	-	-	(17.3)
Other income/(expense), net	8.2	-	-	(11.1)	-	(2.9)
Total other expense, net	(8.3)	-	-	(11.1)	-	(19.4)
Income before income taxes and equity in earnings of equity method investees	433.8	68.4	0.6	13.1	-	515.9
Income taxes	(108.1)	(19.3)	(0.1)	(5.0)	-	(132.5)
Equity in earnings of equity method investees, net of tax	0.5	-	-	-	-	0.5
Net income	326.2	49.1	0.5	8.1	-	383.9
Impact of convertible debt, net of tax	16.8	-	-	-	-	16.8
Numerator for diluted EPS	343.0	49.1	0.5	8.1	-	400.7
Weighted average number of shares (millions) – diluted	589.1	-	-	-	-	589.1
Diluted earnings per ADS	174.6	c	25.0	c	0.3	c	4.1	c	-	204.0	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($68.4 million), and tax effect of adjustment;
(b)	Acquisitions and integration activities: Costs associated with the acquisition of EQUASYM ($0.6 million), and tax effect of adjustments;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($12.1 million) and dual running costs ($2.6 million) on the transfer of manufacturing from Owings Mills, gain on sale of product rights relating to the disposal of non core products to Laboratorios Almirall S.A. ($4.1 million), reorganization costs ($13.6m) on the transfer of manufacturing from Owings Mills and the establishment of an international commercial hub in Switzerland, gain on disposal of the investment in Virochem ($11.1 million), and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $46.4 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

23

Unaudited results for the three months and six months to June 30, 2011
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to June 30,		6 months to June 30,
	2011	2010	2011	2010
	$M	$M	$M	$M
Net cash provided by operating activities	283.6	283.8	485.5	469.9
Tax and interest payments, net	156.4	127.6	162.8	217.7
Non GAAP cash generation	440.0	411.4	648.3	687.6

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cashflow:

	3 months to June 30,		6 months to June 30,
	2011	2010	2011	2010
	$M	$M	$M	$M
Net cash provided by operating activities	283.6	283.8	485.5	469.9
Capital expenditure(1)	(48.5)	(45.3)	(95.0)	(88.9)
Non GAAP free cash flow	235.1	238.5	390.5	381.0

(1) Capital expenditure for the three months and six months ended June 30, 2010 excludes capital expenditure relating to the acquisition of Lexington Technology Park.

Non GAAP net debt comprises:

	June 30,	December 31,
	2011	2010
	$M	$M
Cash and cash equivalents	144.6	550.6
Restricted cash	21.9	26.8

Convertible bonds	(1,100.0)	(1,100.0)
Revolving credit facility	(30.0)	-
Building finance obligation	(8.4)	(8.4)
Non GAAP net debt	(971.9)	(531.0)

NOTES TO EDITORS

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of Shire’s Specialty Pharmaceuticals and Human Genetic Therapies products, as well as the ability to secure new products for commercialization and/or development; government regulation of Shire’s products; Shire’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on Shire’s products; Shire’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; Shire’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.

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Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income before income taxes and earnings of equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income; Non GAAP cash generation; Non GAAP free cashflow and Non GAAP net debt. These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded from both 2011 and 2010 Non GAAP earnings, and from our 2011 Outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Upfront payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interest in consolidated variable interest entities.

Divestments, re-organizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and re-organization activities;
•	Termination costs; and
•	Income / (losses) from discontinued operations.

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of 2010 and 2011 Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cashflow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 20 to 24.

Sales growth at CER, which is a Non GAAP measure, is computed by restating 2011 results using average 2010 foreign exchange rates for the relevant period.

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Average exchange rates for the six months to June 30, 2011 were $1.62:£1.00 and $1.40:€1.00 (2010: $1.53:£1.00 and $1.33:€1.00). Average exchange rates for Q2 2011 were $1.63:£1.00 and $1.44:€1.00 (2010: $1.49:£1.00 and $1.27:€1.00).

TRADEMARKS

All trademarks designated ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trademarks of GSK and PENTASA® which is a registered trademark of Ferring B.V. Certain trademarks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

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